Exhibit 21.1

List of Subsidiaries of NCL Corporation Ltd.

Name of Subsidiary	Jurisdiction of Incorporation or Organization
Arrasas Limited	Isle of Man
Belize Island Holdings Ltd.	Belize
Breakaway Four, Ltd.	Bermuda
Breakaway One, Ltd.	Bermuda
Breakaway Three, Ltd.	Bermuda
Breakaway Two, Ltd.	Bermuda
Eurosoft Corporation Limited	United Kingdom
Eurosoft Cruise Line (Shanghai) Co., Ltd.	China
Explorer II New Build, LLC	Bermuda
Explorer III New Build, LLC	Bermuda
Explorer New Build, LLC	Bermuda
Insignia Vessel Acquisition, LLC	Bermuda
Leonardo Five, Ltd.	Bermuda
Leonardo Four, Ltd.	Bermuda
Leonardo One, Ltd.	Bermuda
Leonardo Six, Ltd.	Bermuda
Leonardo Three, Ltd.	Bermuda
Leonardo Two, Ltd.	Bermuda
Marina New Build, LLC	Bermuda
Mariner, LLC	Bermuda
Nautica Acquisition, LLC	Bermuda
Navigator Vessel Company, LLC	Bermuda
NCL (Bahamas) Ltd., d/b/a Norwegian Cruise Line	Bermuda
NCL America Holdings, LLC	Delaware
NCL America LLC	Delaware
NCL Australia Pty Ltd.	Australia
NCL International, Ltd.	Bermuda
Norwegian Cruise Co. Inc.	Delaware
Norwegian Cruise Line Group UK Limited	United Kingdom
Norwegian Dawn Limited	Bermuda
Norwegian Epic, Ltd.	Bermuda
Norwegian Gem, Ltd.	Bermuda
Norwegian Jewel Limited	Bermuda
Norwegian Pearl, Ltd.	Bermuda
Norwegian Sky, Ltd.	Bermuda
Norwegian Spirit, Ltd.	Bermuda
Norwegian Star Limited	Bermuda
Norwegian Sun Limited	Bermuda
O Class Plus One, LLC	Bermuda
O Class Plus Two, LLC	Bermuda
Oceania Cruises Ltd.	Bermuda
Prestige Cruise Holdings Ltd.	Bermuda
Prestige Cruise Services LLC	Bermuda
Prestige Cruises Air Services, Inc.	Florida
Prestige Cruises International Ltd.	Bermuda

Pride of America Ship Holding, LLC	Delaware
Pride of Hawaii, LLC	Bermuda
Regatta Acquisition, LLC	Bermuda
Riviera New Build, LLC	Bermuda
Seahawk One, Ltd.	Bermuda
Seahawk Two, Ltd.	Bermuda
Seven Seas Cruises Ltd.	Bermuda
Sirena Acquisition Ltd.	Bermuda
Sixthman Ltd.	Bermuda
Voyager Vessel Company, LLC	Bermuda
NCL Finance, Ltd.	Bermuda
Norwegian Cruise Line Agéncia de Viagens Ltda.	Brazil
Cruise Quality Travel Spain SL	Spain
NCL Construction Corp., Ltd.	Bermuda
NCL (Guernsey) Limited	Guernsey
NCLM Limited	Malta
Future Investments, Ltd.	Bermuda
Belize Investments Limited	St. Lucia
Krystalsea Limited	British Virgin Islands
NCLC Investments Canada Ltd.	Canada
NCL Singapore Pte. Ltd.	Singapore
Norwegian Cruise Line India Private Limited	India
NCL Japan KK	Japan
NCL HK Holding, Ltd.	Bermuda
NCL Hong Kong Limited	Hong Kong
NCL US IP CO 1, LLC	Delaware
NCL US IP CO 2, LLC	Bermuda
Norwegian USCRA, Ltd.	Bermuda
Bermuda Tenders, Ltd.	Bermuda
Great Stirrup Cay Limited	Bahamas
NCL Holding AS	Norway
NCL Cruises Ltd.	Bermuda
Norwegian Cruise Line Group Italy S.r.l.	Italy
Norwegian Cruise Line Group Germany GmbH	Germany
Goodwill Credit, Ltd.	Bermuda
NCL NextGen Class I Ltd.	Bermuda
NCL NextGen Class II Ltd.	Bermuda
NCL NextGen Class III Ltd.	Bermuda
NCL NextGen Class IV Ltd.	Bermuda
NCL NextGen Class V Ltd.	Bermuda
Oceania Next I, LLC	Bermuda
Oceania Next II, LLC	Bermuda
Oceania Next III, LLC	Bermuda
Oceania Next IV, LLC	Bermuda
Oceania Next V, Ltd.	Bermuda
DaVinci One, LLC	Bermuda
DaVinci Two, LLC	Bermuda
DaVinci Three, LLC	Bermuda
DaVinci Four, Ltd.	Bermuda

Quay Experiences, LLC	Delaware
Independent Maritime Advisors Ltd.	United Kingdom